EXHIBIT 10.2

On March 11, 2008, Deferred Stock Units (DSUs) were granted to each non-employee member of the Board of Directors of Indevus Pharmaceuticals, Inc. (the “Company”) pursuant to the Company’s 2004 Equity Incentive Plan. Each director received 10,000 DSUs and each DSU represents the right to receive one share of the Company’s common stock. The DSUs vest over three years and the vested portion of the award is distributable after the earlier of the Director’s retirement from the Board or five years from the date of grant.